Exhibit 99.1

PRESS RELEASE

Contact Information:
Maggie Daniels, CFA
Investor Relations and Strategy
(317) 713-7644
mdaniels@kiterealty.com

Kite Realty Group Trust Reports Third Quarter Operating Results

Indianapolis, Ind., October 27, 2016 - Kite Realty Group Trust (NYSE: KRG) (the “Company”) announced operating results for the third quarter ended September 30, 2016. The attached financial statements, exhibits and reconciliations of non-GAAP measures provide the details of these results.

Third Quarter Highlights

•	Net loss attributable to common shareholders was $1.7 million, or $0.02 per diluted common share.

•	Funds From Operations (“FFO”), as adjusted, was $0.52 per diluted common share, or $44.7 million.

•	FFO, as defined by NAREIT, was $0.51 per diluted common share, or $43.6 million.

•	Weighted average debt maturities increased to 6.6 years from 5.0 years in the prior quarter.

•	The Company’s operating partnership, Kite Realty Group, L.P., completed its inaugural public offering for $300 million of 4.00% Senior Notes due 2026.

•	Small shop occupancy was 88.7%, an increase of 120 basis points compared to the same period in the prior year.

•
Same-property Net Operating Income (“NOI”) increased 2.1% for the comparable operating portfolio, or 2.9% excluding the impact of the Company’s Redevelopment, Repurpose and Reposition ("3-R") initiative, both percentages compared to the same period in the prior year.

•
The Company commenced construction on four additional 3-R projects, for a total of 12 projects in process. These 12 projects have an estimated incremental return averaging approximately 9% to 10%, and aggregate costs for all of these projects are expected to range between $58.1 million and $67.0 million.

“Our third quarter performance marks another successful quarter for Kite and has positioned us to finish 2016 on a strong note,” said John A. Kite, Chairman and CEO. “Our team’s aggressive efforts further improved our small shop leasing by 120 basis points compared to last year, reaching 88.7%. The momentum also continued for our anchor tenants as we opened over 180,000 square feet of space since the end of the second quarter. Finally, we executed on several balance sheet initiatives, furthering our strong position, including our inaugural $300 million public bond offering as we continue to enhance our balance sheet flexibility.”

Financial & Portfolio Results

Net loss attributable to common shareholders for the three months ended September 30, 2016, was $1.7 million compared to net income of $0.4 million for the same period in 2015. Net loss attributable to common shareholders for the nine months ended September 30, 2016, was $2.2 million compared to net income of $10.1 million for the same period in 2015.

FFO, as adjusted, for the three months ended September 30, 2016, was $44.7 million, or $0.52 per diluted common share, for the Kite Portfolio, compared to $43.9 million, or $0.51 per diluted common share, for the same period in the prior year. FFO, as adjusted, was $132.9 million, or $1.56 per diluted common share, for the nine months ended September 30, 2016, compared to $127.8 million, or $1.50 per diluted common share, for the same period in 2015.

FFO, as defined by NAREIT, was $43.6 million, or $0.51 per diluted common share, for real estate properties in which the Company’s operating subsidiaries own an interest (to which we refer as the “Kite Portfolio”), compared to $42.8 million, or $0.50 per diluted common share, for the same period in the prior year. For the nine months ended September 30, 2016, FFO, as defined by NAREIT, was $128.5 million, or $1.50 per diluted common share, compared to $130.7 million, or $1.53 per diluted common share, for the same period in 2015.

Same-property NOI increased 2.1% for the comparable operating portfolio, which includes 103 retail operating properties. If the impact of the Company’s 3-R initiative is excluded, same-property NOI increased 2.9%. Both of these percentages are based on comparisons to the same period in the prior year.

As of September 30, 2016, the Company owned interests in 121 operating, development and redevelopment properties totaling approximately 24 million square feet. The owned gross leasable area in the Company’s retail operating portfolio was 95.2% leased as of September 30, 2016.

The Company executed leases on 110 individual spaces for a total of 627,925 square feet during the third quarter of 2016, including 84 comparable new and renewal leases for 519,271 owned square feet. The Company generated positive cash spreads of 13.1% on comparable new leases executed during the quarter and 8.7% on comparable renewals, for a blended spread of 9.7%.

Balance Sheet

During the third quarter, the Company refinanced $700 million in unsecured bank facilities, including the extensions of $200 million of its $400 million term loan for an additional five years to mature in 2021 and its $500 million revolving credit facility to mature in 2021, including extension options. The revised terms of the unsecured financings improved the Company’s borrowing base, lowered the interest rate and extended the term to maturity.

The Company also completed its inaugural $300 million public bond offering of 4.00% Senior Notes due 2026. The majority of the net proceeds from the offering were used to repay the $200 million term loan maturing July 1, 2019 (or January 1, 2020, with the six-month extension). The remaining net proceeds were used, along with funds from the line of credit, to pay off approximately $70 million of CMBS debt that matured in the third quarter and $76 million attributable to the Parkside construction loan. As a result of these initiatives, the Company’s weighted average debt maturity extended from 5 years in the prior period to 6.6 years at the end of the third quarter.

Redevelopment and Development

The Company’s 3-R initiative, which includes a total of 24 different projects in various stages, continued to progress during the third quarter. The Company commenced construction at Burnt Store Promenade (Punta Gorda, FL), Centennial Gateway (Las Vegas, NV), Traders Point (Indianapolis, IN), and Trussville Promenade (Birmingham, AL). Combined with projects already in process, the Company now has 12 3-R projects under construction, with an estimated incremental return averaging approximately 9% to 10% and aggregate estimated costs of $58.1 million to $67.0 million.

Earnings Guidance

The Company is updating its guidance for 2016 FFO, as adjusted, to $2.05 to $2.07 from $2.04 to $2.08 per diluted common share. This guidance excludes certain non-recurring items such as transaction costs, debt extinguishment gains/losses and certain other income and charges. Please refer to the full list of guidance assumptions on page 37 of the Company’s Quarterly Financial Supplemental.

Guidance Range For Full Year 2016	Low	High
Consolidated net loss per diluted common share	$(0.04)	$(0.02)
Add: Depreciation, amortization and other	2.03	2.03
FFO, per diluted common share, as defined by NAREIT	1.99	2.01
Add: Transaction costs and certain other charges	0.06	0.06
FFO, as adjusted, per diluted common share	$2.05	$2.07

Earnings Conference Call

The Company will conduct a conference call to discuss its financial results on Friday, October 28, 2016, at 1:00 p.m. EDT. A live webcast of the conference call will be available online on the Company’s corporate website at www.kiterealty.com. The dial-in numbers are (574) 990-9933 for domestic callers and (844) 309-0605 for toll-free (passcode 67725615). In addition, a webcast replay link will be available on the corporate website.

About Kite Realty Group Trust

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust engaged in the ownership, operation, management, leasing, acquisition, construction, redevelopment and development of neighborhood and community shopping centers in selected markets in the United States. As of September 30, 2016, the Company owned interests in a portfolio of 121 operating, development and redevelopment properties totaling approximately 24 million total square feet across 20 states. For more information, please visit the Company’s website at www.kiterealty.com.

Safe Harbor

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to: national and local economic, business, real estate and other market conditions, particularly in light of low growth in the U.S. economy, as well as economic uncertainty caused by fluctuations in the prices of oil and other energy sources, financing risks, including the availability of and costs associated with sources of liquidity, the Company’s ability to refinance, or extend the maturity dates of, its indebtedness, the level and volatility of interest rates, the financial stability of tenants, including their ability to pay rent and the risk of tenant bankruptcies, the competitive environment in which the Company operates, acquisition, disposition, development, joint venture, property ownership and management risks, the Company’s ability to maintain its status as a real estate investment trust for federal income tax purposes, potential environmental and other liabilities, impairment in the value of real estate property the Company owns, risks related to the geographical concentration of the Company’s properties in Florida, Indiana and Texas, insurance costs and coverage, risks associated with cybersecurity attacks and the loss of confidential information and other business interruptions, the dilutive effects of future offerings of issuing additional securities, and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the SEC, specifically the section titled “Risk Factors” in the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2015, which discuss these and other factors that could adversely affect the Company’s results. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Kite Realty Group Trust
Consolidated Balance Sheets
(Unaudited)

($ in thousands)
	September 30, 2016	December 31, 2015
Assets:
Investment properties, at cost	$3,990,208	$3,933,140
Less: accumulated depreciation	(531,946)	(432,295)
	3,458,262	3,500,845

Cash and cash equivalents	28,793	33,880
Tenant and other receivables, including accrued straight-line rent of $27,875 and $23,809 respectively, net of allowance for uncollectible accounts	50,350	51,101
Restricted cash and escrow deposits	9,585	13,476
Deferred costs and intangibles, net	133,114	148,274
Prepaid and other assets	10,814	8,852
Total Assets	$3,690,918	$3,756,428
Liabilities and Shareholders’ Equity:
Mortgage and other indebtedness, net	$1,732,344	$1,724,449
Accounts payable and accrued expenses	93,440	81,356
Deferred revenue and other liabilities	120,550	131,559
Total Liabilities	1,946,334	1,937,364
Commitments and contingencies
Limited Partners’ interests in the Operating Partnership and other redeemable noncontrolling interests	99,478	92,315
Shareholders’ Equity:
Kite Realty Group Trust Shareholders’ Equity:
Common Shares, $.01 par value, 225,000,000 shares authorized, 83,545,486 and 83,334,865 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	835	833
Additional paid in capital	2,049,702	2,050,545
Accumulated other comprehensive loss	(8,738)	(2,145)
Accumulated deficit	(397,391)	(323,257)
Total Kite Realty Group Trust Shareholders’ Equity	1,644,408	1,725,976
Noncontrolling Interests	698	773
Total Equity	1,645,106	1,726,749
Total Liabilities and Shareholders' Equity	$3,690,918	$3,756,428

Kite Realty Group Trust
Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2016 and 2015
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
Minimum rent	$69,518	$66,279	$205,436	$196,656
Tenant reimbursements	17,531	16,787	52,691	51,891
Other property related revenue	2,073	4,081	7,120	9,163
Total revenue	89,122	87,147	265,247	257,710
Expenses:
Property operating	11,916	11,994	35,454	36,519
Real estate taxes	10,690	10,045	32,327	29,821
General, administrative, and other	5,081	4,559	15,228	14,131
Transaction costs	—	1,089	2,771	1,550
Depreciation and amortization	45,543	42,549	131,625	124,196
Total expenses	73,230	70,236	217,405	206,217
Operating income	15,892	16,911	47,842	51,493
Interest expense	(17,139)	(13,881)	(47,964)	(40,995)
Income tax expense of taxable REIT subsidiary	(15)	(9)	(763)	(134)
Gain on settlement	—	—	—	4,520
Other expense, net	—	(60)	(94)	(189)
(Loss) income from continuing operations	(1,262)	2,961	(979)	14,695
Gain on sales of operating properties	—	—	194	3,363
Net (loss) income	(1,262)	2,961	(785)	18,058
Net income attributable to noncontrolling interest	(420)	(435)	(1,391)	(1,626)
Dividends on preferred shares	—	(2,114)	—	(6,342)
Net (loss) income attributable to Kite Realty Group Trust common shareholders	$(1,682)	$412	$(2,176)	$10,090

(Loss) income per common share - basic and diluted	$(0.02)	$0.00	$(0.03)	$0.12

Weighted average common shares outstanding - basic	83,474,348	83,325,074	83,399,813	83,453,660
Weighted average common shares outstanding - diluted	83,474,348	83,433,379	83,399,813	83,566,554
Common dividends declared per common share	$0.2875	$0.2725	$0.8625	$0.8175

Kite Realty Group Trust
Funds From Operations
For the Three and Nine Months Ended September 30, 2016 and 2015
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Funds From Operations
Consolidated net (loss) income	$(1,262)	$2,961	$(785)	$18,058
Less: cash dividends on preferred shares	—	(2,114)	—	(6,342)
Less: net income attributable to noncontrolling interests in properties	(461)	(415)	(1,383)	(1,416)
Less: gains on sales of operating properties	—	—	(194)	(3,363)
Add: depreciation and amortization of consolidated entities, net of noncontrolling interests	45,310	42,387	130,909	123,812
Funds From Operations of the Operating Partnership[1]	43,587	42,819	128,547	130,749
Less: Limited Partners' interests in Funds From Operations	(918)	(967)	(2,708)	(2,698)
Funds From Operations attributable to Kite Realty Group Trust common shareholders	$42,669	$41,852	$125,839	$128,051
FFO per share of the Operating Partnership - basic	$0.51	$0.50	$1.51	$1.53
FFO per share of the Operating Partnership - diluted	$0.51	$0.50	$1.50	$1.53

Funds From Operations of the Operating Partnership[1]	$43,587	$42,819	$128,547	$130,749
Less: gain on settlement	—	—	—	(4,520)
Add: accelerated amortization of debt issuance costs (non-cash)	1,121	—	1,121	—
Add: transaction costs	—	1,089	2,771	1,550
Add: severance charge	—	—	500	—
Funds From Operations of the Operating Partnership, as adjusted	$44,708	$43,908	$132,939	$127,779
FFO per share of the Operating Partnership, as adjusted - basic	$0.52	$0.52	$1.56	$1.50
FFO per share of the Operating Partnership, as adjusted - diluted	$0.52	$0.51	$1.56	$1.50

Weighted average Common Shares outstanding - basic	83,474,348	83,325,074	83,399,813	83,453,660
Weighted average Common Shares outstanding - diluted	83,565,227	83,433,379	83,488,618	83,566,554
Weighted average Common Shares and Units outstanding - basic	85,417,753	85,238,537	85,336,859	85,214,390
Weighted average Common Shares and Units outstanding - diluted	85,508,632	85,346,842	85,425,664	85,327,283

Funds From Operations per diluted share
Consolidated net (loss) income	$(0.01)	$0.03	$(0.01)	$0.21
Less: cash dividends on preferred shares	—	(0.02)	—	(0.07)
Less: net income attributable to noncontrolling interests in properties	(0.01)	(0.01)	(0.02)	(0.02)
Less: gains on sales of operating properties	—	—	—	(0.04)
Add: depreciation and amortization of consolidated entities, net of noncontrolling interests	0.53	0.50	1.53	1.45
Funds From Operations of the Operating Partnership per diluted share[1]	$0.51	$0.50	$1.50	$1.53

Funds From Operations of the Operating Partnership per diluted share[1]	$0.51	$0.50	$1.50	$1.53
Less: gain on settlement	—	—	—	(0.05)
Add: accelerated amortization of debt issuance costs	0.01	—	0.01	—
Add: transaction costs	—	0.01	0.04	0.02
Add: severance charge	—	—	0.01	—
Funds From Operations of the Operating Partnership per diluted share, as adjusted	$0.52	$0.51	$1.56	$1.50

____________________
1
“Funds From Operations of the Kite Portfolio" measures 100% of the operating performance of the Operating Partnership’s real estate properties and construction and service subsidiaries in which the Company owns an interest. “Funds From Operations attributable to Kite Realty Group Trust common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.

Funds from Operations (FFO) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. We calculate FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (NAREIT), which we refer to as the White Paper. The White Paper defines FFO as net income (determined in accordance with generally accepted accounting principles (GAAP)), excluding gains (or losses) from sales and impairments of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Considering the nature of our business as a real estate owner and operator, we believe that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, we have also provided FFO adjusted for a severance charge, accelerated amortization of debt issuance costs and transaction costs in 2016 and a gain on settlement and transaction costs in 2015. We believe this supplemental information provides a meaningful measure of our operating performance. We believe our presentation of FFO, as adjusted, provides investors with another financial measure that may facilitate comparison of operating performance between periods and among our peer companies. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of our financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, and is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. Our computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.

Kite Realty Group Trust
Same Property Net Operating Income
For the Three and Nine Months Ended September 30, 2016 and 2015
(Unaudited)

($ in thousands)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	% Change	2016	2015	% Change
Number of properties for the quarter[1]	103	103

Leased percentage	95.3%	95.4%		95.3%	95.2%
Economic Occupancy percentage[2]	93.6%	93.7%		93.8%	93.6%

Minimum rent	$55,630	$54,828		$164,809	$162,155
Tenant recoveries	14,973	14,931		44,865	45,038
Other income	614	551		1,177	1,120
	71,217	70,310		210,851	208,313

Property operating expenses	(8,619)	(8,689)		(25,360)	(27,517)
Real estate taxes	(8,936)	(9,042)		(27,123)	(26,576)
	(17,555)	(17,731)		(52,483)	(54,093)
Net operating income - same properties[3]	$53,662	$52,579	2.1%	$158,368	$154,220	2.7%
Net operating income - same properties excluding the impact of the 3-R initiative[4]			2.9%

Reconciliation of Same Property NOI to Most Directly Comparable GAAP Measure:
Net operating income - same properties	$53,662	$52,579		$158,368	$154,220
Net operating income - non-same activity[5]	12,854	12,529		39,098	37,150
Other expense, net	(15)	(69)		(857)	(323)
General, administrative and other	(5,081)	(4,559)		(15,228)	(14,131)
Transaction costs	—	(1,089)		(2,771)	(1,550)
Depreciation expense	(45,543)	(42,549)		(131,625)	(124,196)
Interest expense	(17,139)	(13,881)		(47,964)	(40,995)
Gain on settlement	—	—		—	4,520
Gains on sales of operating properties	—	—		194	3,363
Net income attributable to noncontrolling interests	(420)	(435)		(1,391)	(1,626)
Dividends on preferred shares	—	(2,114)		—	(6,342)
Net (loss) income attributable to common shareholders	$(1,682)	$412		$(2,176)	$10,090

____________________
1	Same property analysis excludes operating properties in redevelopment as well as office properties (Thirty South Meridian and Eddy Street Commons).
2	Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement during the period.
3
Same property net operating income excludes net gains from outlot sales, straight-line rent revenue, bad debt expense and recoveries, lease termination fees, amortization of lease intangibles and significant prior year expense recoveries and adjustments, if any.

4	See pages 27 and 28 for further detail of the properties included in the 3-R initiative.
5	Includes non-cash activity across the portfolio as well as net operating income from properties not included in the same property pool.

The Company believes that Net Operating Income ("NOI") is helpful to investors as a measure of its operating performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance, such as depreciation and amortization, interest expense, and impairment, if any.  The Company believes that Same Property NOI is helpful to investors as a measure of its operating performance because it includes only the NOI of properties that have been owned for the full period presented, which eliminates disparities in net income due to the redevelopment, acquisition or disposition of properties during the particular period presented and thus provides a more consistent metric for the comparison of the Company's properties.  NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of the Company's financial performance. The Company’s computation of Same Property NOI may differ from the methodology used by other REITs, and therefore, may not be comparable to such other REITs.